EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of KB Home (the “Company”) on Form 10-K for the period ended November 30, 2003 as filed with the Securities and Exchange Commission on February 26, 2004 (the “Report”), I, Bruce Karatz, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated February 26, 2004	/s/ BRUCE KARATZ ---------------------------------------------- Bruce Karatz Chairman and Chief Executive Officer (Principal Executive Officer)